UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2013

NUMBEER, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153172	26-2374319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7660 Pebble Drive, Fort Worth, Texas	76118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 616-3161

             112 North Curry Street, Carson City, Nevada 89703

(Former name or former address, if changed since last report)

Copies to:

Margaret E. Holland

Holland, Johns & Penny, L.L.P.

306 West Seventh Street, Suite 500

Fort Worth, Texas 76102

Tel: (817) 335-1050

Fax: (817) 332-3140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Table of Contents

8-K - FORM 8-K

Item 1.01 - Entry into a Material Definitive Agreement

Item 3.02 - Unregistered Sales of Equity Securities

Item 9.01 - Exhibits

SIGNATURES

EXHIBIT INDEX

EX-10.1 (EXHIBIT 10.1)

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2013 Numbeer, Inc. (the "Company") entered into a consulting agreement with JFS Investments, Inc. (the “JFS Agreement”), pursuant to which the Company engaged JFS Investments, Inc. as an independent consultant to render business development services for a period of one year. The discussion is qualified in its entirety by the full text of the JFS Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

The Company has agreed to issue 238,400 shares of the Company's Common Stock in consideration for the services to be provided to the Company under the terms of the JFS Agreement (the "JFS Shares") after the filing of the Information Statement and the subsequent filing of the Amendment whereby the Company will effect a forward split.

The JFS Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The issuances are exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 regarding the issuance of the JFS Shares is hereby incorporated by reference into this Item 3.02.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between Good Earth Energy Conservation, Inc. and JSF Investments and Assigns dated July 11, 2013 and effective July 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMBEER, INC.
Date: July 15, 2013	By:	/s/ JAMES R. EMMONS
Name: James R. Emmons Title: President and CEO (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement between Good Earth Energy Conservation, Inc. and JSF Investments and Assigns dated July 11, 2013 and effective July 15, 2013